UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2014
___________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Heartland Payment Systems, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on September 8, 2014 (“Original Filing”).
The Company disclosed the consummation of its September 4, 2014 $375 million acquisition (the “Acquisition”) of TouchNet Information Systems, Inc., a Kansas corporation and an integrated commerce solutions provider to higher-education institutions (“TouchNet”), and TNSR,LLC, a Kansas limited liability company, under Item 8.01, Other Events, in the Original Filing, instead of under Item 2.01, Completion of Acquisition or Disposition of Assets. This Form 8-K/A is being filed to amend the Original Filing by moving the disclosure from Item 8.01 in the Original Filing to Item 2.01 and incorporating by reference other relevant prior disclosures.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 29, 2014, the Company announced that it and Titan Merger Sub, Inc., the Company’s wholly-owned subsidiary and a Delaware corporation, entered into an Agreement and Plan of Merger with TouchNet and TNSR, LLC, a Kansas limited liability company (the “Proposed Merger”). The Company received notice that the waiting period applicable to the consummation of the Proposed Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on August 27, 2014. On September 4, 2014, the Company issued a press release announcing that the Proposed Merger was consummated, which is filed hereto as Exhibit 10.4 and is incorporated by reference to this Form 8-K/A. Further information regarding the Acquisition is available on the Form 8-K that the Company filed on July 31, 2014 under Item 1.01 Entry into a Material Definitive Agreement and the associated press release filed as Exhibit 99.1, such information is incorporated by reference to this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 2, 2015

Heartland Payment Systems, Inc.
(Registrant)

		By:	/s/ Charles H. N. Kallenbach
Charles H. N. Kallenbach
Chief Legal Officer